UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2017

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	35-1811116 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Definitive Material Agreement.

On November 21, 2017, Calumet Operating, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Calumet Specialty Products Partners, L.P. (the “Company”), completed the sale to a subsidiary of Q’Max Solutions Inc. (“Q’Max”) of all of the issued and outstanding membership interests in Anchor Drilling Fluids USA, LLC, a Delaware limited liability company (“Anchor”) pursuant to a membership interest purchase agreement (“Purchase Agreement”), for total consideration of approximately $83.8 million (the “Anchor Transaction”). Anchor provides drilling and completion fluids, solids control services and equipment, drilling and completion fluid engineering services, and other related onsite services to the oil and gas exploration industry. The total consideration consists of $50.0 million in cash (which includes approximately $25.8 million for the repayment of intercompany indebtedness of Anchor, $5.0 million in cash that will be paid within six months and $3.0 million in cash that will be paid in twelve months), approximately $15.4 million to be paid over two years for net working capital and other items and approximately $18.4 million in value attributable to a 10% equity ownership interest in Fluid Holding Corp, the parent company of Q’Max. The cash consideration is subject to certain purchase price adjustments relating to, among other things, final net working capital adjustments.

The foregoing description of the Purchase Agreement provides only a summary of the Purchase Agreement and the transactions contemplated thereunder, does not purport to be complete and is subject to and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition.

The information included in Item 1.01 is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On November 21, 2017, the Company issued a press release announcing the completion of the Anchor Transaction. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The Company’s Unaudited Pro Forma Consolidated Statement of Operations for the years ended December 31, 2014, 2015 and 2016 (collectively, the “Unaudited Pro Forma Consolidated Financial Statements”) together with the notes thereto, are attached hereto and incorporated herein as Exhibit 99.2 hereto. The September 30, 2017 consolidated balance sheet and nine months ended September 30, 2017 consolidated statement of operations will be filed in an amendment to this Form 8-K once available.

(d) Exhibits

Exhibit Number	Description
Exhibit 2.1*	Membership Interest Purchase Agreement, dated as of November 21, 2017 by and among Anchor Drilling Fluids USA, LLC, Calumet Operating LLC, Q’Max Solutions Inc. and Q’Max America Inc.
Exhibit 99.1	Press release dated November 21, 2017.
Exhibit 99.2	Unaudited Pro Forma Financial Statements and accompanying notes.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

November 28, 2017	By:	/s/ D. West Griffin
Name: D. West Griffin
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 2.1*	Membership Interest Purchase Agreement, dated as of November 21, 2017 by and among Anchor Drilling Fluids USA, LLC, Calumet Operating LLC, Q’Max Solutions Inc. and Q’Max America Inc.
Exhibit 99.1	Press release dated November 21, 2017.
Exhibit 99.2	Unaudited Pro Forma Financial Statements and accompanying notes.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.